UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2012

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

A123 Systems, Inc. (the “Company”) is herein providing updated audited consolidated financial statements for the three years ended December 31, 2011.

On March 26, 2012, the Company launched a field campaign to replace battery modules and packs that may contain defective prismatic cells produced at its Livonia, Michigan manufacturing facility. The cost of this field campaign is estimated at $51.6 million. In addition, the Company recorded an inventory charge of approximately $15.2 million related to inventory produced at its Michigan facilities that may be defective. As a result of this field campaign and the charge for existing prismatic cell inventory, the Company must begin to rebuild its inventory and manage its backlog for existing customer orders while simultaneously replacing the defective customer modules and packs. Therefore, the Company expects to continue to incur significant net losses and negative operating cash flows over the next several quarters.

On May 11, 2012, the Company amended its revolving credit facility with its lead bank. This amendment eliminates the borrowing facility and provides for up to $15.0 million as security for letters of credit. All outstanding letters of credit are required to be cash collateralized at 105% of their face amount.

The above circumstances, along with the Company’s history and near term forecast of incurring significant net losses and negative operating cash flows, raise substantial doubt on the Company’s ability to continue as a going concern. Management is taking actions to raise additional capital to fund cash requirements and evaluating other strategic alternatives. The Company is actively engaged in discussions with strategic partners for substantial investments in the Company. In addition, the Company is evaluating various options to raise cash in the capital markets.

Management also continues to seek to reduce cash used in operating and investing activities, including by improving the Company’s gross margins, reducing operating expenses, and reducing working capital. Although the Company’s intent is to improve its operating efficiencies and to obtain additional financing, there is no assurance that the Company will be able to obtain such financing on favorable terms, if at all, or to successfully further reduce costs in such a way that would continue to allow the Company to operate its business.

The historical financial information included in “Note 1 — Nature of the Business” has been revised and updated from its original presentation in the Company’s Form 10-K filed on March 12, 2012, to reflect the change in Management’s plans.

The Company adopted the Financial Accounting Standards Board Accounting Standards Update No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” as amended, effective January 1, 2012 with retrospective presentation requirements as reflected in its Current Report on Form 10-Q filed on May 15, 2012. The Company has retroactively adjusted for the presentation of separate consolidated statements of comprehensive (loss) income by including the Consolidated Statements of Comprehensive (Loss) Income for each of the three years ended December 31, 2011 in the historical financial information. As a result of the separate presentation for the Consolidated Statements of Comprehensive (Loss) Income, the historical financial information included in the “Consolidated Statements of Stockholders’ (Deficit) Equity” has been revised and updated to remove the “Comprehensive Loss” column, “Note 2 — New Accounting Pronouncement Adopted” was added, and “Note 2 — New Accounting Pronouncements Not Yet Adopted” has been revised and updated from its original presentation in the Company’s Form 10-K filed on March 12, 2012.

No other changes or modifications have been made to these financial statements.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

23.1 Consent of Deloitte & Touche LLP

99.1 Financial Statements of A123 Systems, Inc.

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2010 and 2011

Consolidated Statements of Operations for each of the three years in the period ended December 31, 2011

Consolidated Statements of Comprehensive (Loss) Income for each of the three years in the period ended December 31, 2011

Consolidated Statements of Stockholders’ (Deficit) Equity for each of the three years in the period ended December 31, 2011

Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 2011

Notes to Consolidated Financial Statements

EX-101.INS - XBRL Instance Document

EX-101.SCH - XBRL Taxonomy Extension Schema Document

EX-101.CAL - XBRL Taxonomy Extension Calculation Linkbase Document

EX-101.LAB - XBRL Taxonomy Extension Label Linkbase Document

EX-101.PRE - XBRL Taxonomy Extension Presentation Linkbase Document

EX-101.DEF - XBRL Taxonomy Extension Definition

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2012	A123 SYSTEMS, INC.

/s/ David Prystash
David Prystash
Chief Financial Officer (principal financial officer)